                                                                   EXHIBIT 10.8

                               CREDIT AGREEMENT

          THIS AGREEMENT is entered into as of July 1, 1997, by and between Precept Investors, Inc., a Texas corporation ("Investors"), Precept Business Products, Inc., a Delaware corporation ("BPI"), Wingtip Couriers, Inc., a Texas corporation ("Wingtip") and LSL Acquisition Corporation, a Texas corporation ("LSL") (Investors, BPI, Wingtip and LSL are individually hereinafter referred to as a "Borrower" and collectively as the "Borrowers"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank").


                                    RECITAL

     Borrowers have requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrowers on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and each Borrower hereby agree as follows:


                                   ARTICLE I
                                  THE CREDITS

     SECTION 1.1.   LINE OF CREDIT.

     (a)  LINE OF CREDIT.     Subject to the terms and conditions of this
Agreement, Bank hereby agrees to make advances to Borrowers from time to time up to and including June 30, 2000, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000.00) LESS the original principal amount of the Term Loan ("Line of Credit"), the proceeds of which shall be used for working capital and acquisitions. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference; provided, that in the event the Term Loan is made by Bank to Borrowers pursuant to the terms of this Agreement, the maximum aggregate principal amount of the Line of Credit shall automatically be reduced to $10,000,000 less the original principal amount of the Term Loan.

     (b)  LIMITATION ON BORROWINGS.     Outstanding borrowings under the Line
of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of the aggregate amount of eligible accounts receivable of BPI, Wingtip, Relay Couriers Inc., and LSL, plus thirty percent (30%) of the value of BPI's eligible inventory,

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(exclusive of work in process and inventory which is obsolete, unsaleable or damaged), with value defined as fair market value; provided however, that outstanding borrowings against BPI's inventory shall not at any time exceed an aggregate of One Million Dollars ($1,000,000.00). All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the assumption that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the three (3) months immediately preceding any date of determination shall at all times be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable; provided, however, that the Bank shall make no such reduction in excess of twenty-five percent (25%) of the then existing advance rate during any 90-day period.

     As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

          (i)  any account which is more than sixty (60) days past due

          (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

         (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Bank's forms N-138 and N-139 have been duly executed and acknowledged);

          (iv) any account which represents an obligation of an account debtor located in a foreign country;

          (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation

                                      -2-
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     of, an employee, affiliate, partner, member, parent or subsidiary of
     Borrower;

          (vi) that portion of any account which represents interim or progress billings or retention rights on the part of the account debtor;

         (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

        (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

          (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

     (c) BORROWING AND REPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2.   TERM LOAN.

     (a)  TERM LOAN.     Subject to the terms and conditions of this
Agreement, Bank hereby agrees to make a loan to Borrower in the aggregate principal amount not to exceed Four Million Dollars ($4,000,000.00) ("Term Loan"), the proceeds of which shall be used to refinance a portion of the Line Of Credit. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Note" and together with the Line of Credit Note, the "Notes"), all terms of which are incorporated herein by this reference. Bank's commitment to grant the Term Loan shall terminate on June 15, 2000.

     The right of the Borrower to convert a portion of the Line of Credit to the Term Loan may be exercised only once and is subject to the conditions of
Section 3.3 of this Agreement.

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          Upon the conversion of a portion of the Line of Credit to a Term
Loan, Bank shall surrender to Borrowers the Line of Credit Note in exchange for a replacement Line of Credit Note substantially in the form of the promissory note attached hereto as Exhibit A, except that the stated principal amount shall be $10,000,000 less the original principal amount of the Term Loan.

     (b) REPAYMENT. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note. In completing the blanks in the Term Note on its issuance, the principal amount of the Term Note shall be amortized over five (5) years, and principal shall be payable in equal successive installments over said amortization term.

     (c) PREPAYMENT. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

     SECTION 1.3.   INTEREST/FEES.

     (a) INTEREST. The outstanding principal balance of the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note.

     (b) COMMITMENT FEE. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to $25,000 which fee shall be due and payable in full on the original execution of the Loan Documents.

     (c) UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to one fourth percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each quarterly billing is sent by Bank. From and after the date that the Term Loan is made pursuant to the terms of this Agreement, the unused commitment fee shall be calculated on the basis that the maximum amount of the Line of Credit is $10,000,000 less the original principal amount of the Term Loan.

     SECTION 1.4. COLLECTION OF PAYMENTS. Borrowers authorize Bank to collect all interest and fees due under each Credit by charging Borrower's demand deposit account number 4439-824194 with Bank for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.5.   COLLATERAL.

     As security for all indebtedness of Borrowers to Bank subject hereto, Investors, BPI, LSL and Wingtip each hereby

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grants to Bank security interests of first priority in all of their respective accounts receivable, general intangibles and other rights to payment. In addition, BPI hereby grants to Bank a security interest of first priority in all of its inventory and equipment. In addition, Borrowers will cause Relay Couriers, Inc. to grant security interests of first priority in all of its accounts receivable, general intangibles and other rights to payment as security for all indebtedness of Borrowers to bank.

     All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of all Borrowers to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each Borrower is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on such Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of each Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrowers of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any

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provision of the Articles of Incorporation or By-Laws of any Borrower, or
result in any breach of or default under any material contract, obligation, indenture or other instrument to which Borrower is a party or by which any Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of any Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of any Borrower other than those disclosed by Borrowers to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. Each of (a) the audited financial statement of Investors dated June 30, 1996, (b) the audited financial statement of BPI dated June 30, 1996 and (c) the interim unaudited consolidated financial statement of Investors dated April 30, 1997 (i) is complete and correct and presents fairly the financial condition of Borrowers, (ii) discloses all liabilities of Borrowers that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and
(iii) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (it being understood that all interim statements are subject to year end audit adjustments and are not required to have footnote disclosures). A true copy of each such statement has been delivered to Bank prior to the date hereof. Since the date of such financial statement there has been no material adverse change in the financial condition of any Borrower, except as has been previously disclosed to Bank in writing relating to the losses incurred by Precept Builders, Inc., nor has any Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. No Borrower has any knowledge of any pending assessments or adjustments of its respective income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which any Borrower is a party or by which any Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of such Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Each Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any,

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necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); no Borrower has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by any such Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by any Borrower; each Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. No Borrower is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrowers to Bank in writing prior to the date hereof, each Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of such Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of any Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. No Borrower has a material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                  ARTICLE III
                                   CONDITIONS

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

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     (a)  APPROVAL OF BANK COUNSEL.  All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.

     (b) DOCUMENTATION. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

     (i)  This Agreement and the Notes;
    (ii)  Corporate Borrowing Resolution and Certificate of
          Incumbency for Precept Investors, Inc.;
   (iii)  Corporate Borrowing Resolution and Certificate of
          Incumbency for Precept Business Products, Inc.;
    (iv)  Corporate Borrowing Resolution and Certificate of
          Incumbency for Wingtip Couriers, Inc.;
     (v)  Corporate Borrowing Resolution and Certificate of
          Incumbency for LSL Acquisition Corporation;
    (vi) Corporate Resolution: Pledge of Assets and Certificate of Incumbency for Relay Couriers, Inc.;
   (vii)  Security Agreement: Rights to Payment for Precept
          Investors, Inc.;
  (viii)  Security Agreement: Rights to Payment/Inventory for
          Precept Business Products, Inc.;
    (ix)  Security Agreement: Equipment for Precept Business
          Products, Inc.;
     (x)  Security Agreement: Rights to Payment for
          Wingtip Couriers, Inc.;
    (xi)  Security Agreement: Rights to Payment for LSL Acquisition Corporation;
   (xii)  Security Agreement: Rights to Payment for Relay Couriers, Inc.;
   (xii)  UCC Financing Statements; and
  (xiii) Such other documents as Bank may require under any other Section of this Agreement.

     (c) FINANCIAL CONDITION. Except as has been previously disclosed to Bank in writing relating to the losses incurred by Precept Builders, Inc., there shall have been no material adverse change, as determined by Bank, in the financial condition or business of any Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of any Borrower.

     (d) INSURANCE. Each Borrower shall have delivered to Bank evidence of insurance coverage on all such Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

          SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested

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by any Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

     Section 3.3. ADDITIONAL CONDITIONS TO MAKING OF THE TERM LOAN. The obligation of Bank to make the Term Loan shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) The consolidated EBITDA of Investors must be equal to or greater than $4,000,000 for the twelve (12) month period ending on the last day of the calendar month immediately preceding the date Borrower's request the Bank to make the Term Loan. "EBITDA" is defined as (a) net income, after income taxes, determined in conformity with GAAP; plus (b) income taxes deducted in determining net income; plus (c) interest expense deducted in determining net income; plus (d) amortization and depreciation expenses deducted in determining net income; plus (e) other non-cash charges (excluding accruals in the normal course of business), deducted in determining net income.

     (b) Borrower must request Bank in writing to make the Term Loans no later than June 15, 2000.

     (c) Borrower must execute and deliver the Term Note in the form of Exhibit "B" attached hereto, with all blanks appropriately completed.

                                   ARTICLE IV
                             AFFIRMATIVE COVENANTS

     Each Borrower covenants that so long as Bank remains committed to extend credit to any Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of any Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all

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obligations of all Borrowers subject hereto, each Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the Credits at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of any Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) and not later than 120 days after and as of the end of each fiscal year, an audited, consolidated financial statement of Investors and all subsidiaries, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flow;

     (b) not later than 30 days after and as of the end of each month, a consolidating financial statement of Investors, all subsidiaries, prepared by Investors, to include balance sheet, income statement and consolidated statement of cash flow;

     (c) contemporaneously with each monthly financial statement of Borrower required hereby, a borrowing base certificate, a summary inventory collateral report, and a reconciliation of accounts;

     (d) contemporaneously with each monthly financial statement of Borrower required hereby, a certificate of the chief executive officer or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

     (e) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which such

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Borrower is organized and/or which govern such Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to such Borrower and/or its business other than those laws, rules or regulations the noncompliance with which would not have a material adverse effect on Borrowers, taken as a whole.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of such Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to such Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as such Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which such Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any material litigation to Borrower's knowledge pending or threatened against any Borrower.

     SECTION 4.9. FINANCIAL CONDITION. Maintain such Investors financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Investors' financial statements for the period ending March 31, 1997:

     (a) Current Ratio not at any time less than 1.20 to 1.0 as of the end of each fiscal quarter, with "Current Ratio" defined as total current assets divided by total current liabilities.

     (b) Debt Service Coverage Ratio not less than 1.5 to 1.0 as of the end of each fiscal quarter with "Debt Service Coverage Ratio" defined as EBITDA for the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter divided by the sum of the following (without duplication) (a) total interest expense deducted in determining net income for the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter; plus (b) all current maturities of principal with respect to all unsubordinated long-term indebtedness, excluding any amount outstanding under the Line of Credit, of Borrowers as of the last day of the immediately preceding fiscal quarter.

     (c) Prior to the making of the Term Loan, Senior Funded Debt to EBITDA Ratio not greater than 5.0 to 1.0 as of the end of each fiscal quarter, with "Senior Funded Debt" defined as total funded unsubordinated indebtedness, according to GAAP and including capital leases, of Borrowers and with "Senior Funded Debt to EBITDA Ratio" defined as Senior Funded Debt divided by EBITDA for the twelve (12) month period ending on the last day of the immediately preceeding fiscal quarter.

     (d) From and after the making of the Term Loan, Senior Funded Debt to EBITDA Ratio not greater than 3.5 to 1.0 as of the end of each fiscal quarter.

     SECTION 4.10.  NOTICE TO BANK.  Promptly (but in no event more than ten
(10) business days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default;
(b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which any Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any Borrower's property.

     SECTION 4.11. PRECEPT BUILDERS, INC. Promptly, but in no event later than the earlier of (a) one hundred eighty (180) days after the execution of this Agreement and (b) the merger of Borrower and U.S Transportation Systems, Inc., divest at least a ninety-five percent (95%) ownership interest in Precept Builders, Inc.

                                   ARTICLE V
                               NEGATIVE COVENANTS

     Each Borrower further covenants that so long as Bank remains committed to extend credit to any Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of any Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of all Borrowers subject hereto, no Borrower will, without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

     SECTION 5.2. CAPITAL EXPENDITURES. Make additional fixed asset acquisitions, other than in connection with a merger or acquisition, in any fiscal year in excess of an aggregate of $500,000.

     SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, (c) inter-company indebtedness among Borrowers, and (d) indebtedness in addition to the indebtedness permitted by clauses (a) through (c) of this subsection 5.3, not to exceed $2,000,000.00 in the aggregate at any one time outstanding.

     SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity in excess of one million dollars ($1,000,000); nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.5. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except (a) any of the foregoing in favor of Bank; (b) guaranties existing on the date hereof and set forth on Schedule 5.5 and all such replacements, renewal, extensions, or amendments thereof so long as the amount of such guaranties after such replacement, renewal, extension or amendment shall not exceed the amount of such guaranties which were outstanding immediately prior to such replacement, renewal, extension, or amendment and with respect to the replacement of any guaranties, the terms and conditions of any replacement guaranty are not materially different from the guarantee being replaced; (c) guaranties with respect to customary indemnification and purchase price adjustment obligations incurred in connection with asset acquisitions, leases, and asset dispositions and guaranties of any Borrower or any Borrowers' subsidiaries as a guarantor of a lessee under any lease in which any Borrower or any such subsidiary is the lessee so long as such lease is permitted hereunder; (d) guaranties incurred in the ordinary course of business (i) with respect to surety and appeal bonds and return-of-money bonds and other similar obligations, not exceeding at any time outstanding $250,000 in an aggregate liability; and (ii) with respect to performance bonds; (e) guaranties with respect to indebtedness permitted by Section 5.3;
(f) In addition to the guaranties permitted by clauses (a) through (e) above, Borrowers may become and remain liable with respect to guaranties not to exceed in the aggregate at any one time outstanding $500,000. Any amounts that are included in the calculation of this clause (f) shall not be included in calculating the guaranties permitted under any other clauses of this
Section 5.5 and any amounts that are included shall not be included in calculating guaranties permitted under this clause (f) of this Section 5.5.

     SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, (b) additional investments in any person or entity, in amounts not to exceed an aggregate of $1,000,000 in any fiscal year, and (c) investments in readily marketable securities.

     SECTION 5.7. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

     SECTION 5.8. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Any Borrower shall fail to pay within five (5) business days of when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by any Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

     (d) Any default in the payment or performance of any material obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which any Borrower has incurred any debt or other liability to any person or entity, including Bank.

     (e) The filing of a notice of any material judgment lien against any Borrower; or the recording of any material abstract of judgment against any Borrower in any county in which such Borrower has an interest in real property; or the service of any material notice of levy and/or of any material writ of attachment or execution, or other like process, against the assets of any Borrower; or the entry of any material judgment against any Borrower; provided any such judgement, notice of levy and/or writ of attachment or execution or other like process remains undischarged, unvacated, unbonded, or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any execution of such judgement, levy, writ of attachment or similar action.

     (f) Any Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; any Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Borrower, or any Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or any Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against any Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes materially impairs, or is substantially likely to materially impair, the prospect of payment or performance by any Borrower of its obligations under any of the Loan Documents.

     (h) The dissolution or liquidation of any Borrower; or any Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of any Borrower.

     (i) Any change in ownership during the term of this Agreement of an aggregate of fifty percent (50%) or more of the common stock of any Borrower.

     SECTION 6.2.   REMEDIES.  Upon the occurrence of any Event of Default:
(a) all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWERS c/o Precept Investors, Inc.
               1909 Woodall Rodgers Freeway, Ste. 500
               Dallas, Texas 75201
               Attn: CFO & General Counsel


     BANK:     WELLS FARGO BANK (TEXAS),
                 NATIONAL ASSOCIATION
               Dallas Regional Commercial Banking Office
               1445 Ross Avenue, 3rd Floor
               Dallas, Texas 75202
               Attn: Mr. Brent Bertino or Mr. Drew Keith

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrowers shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all reasonable allocated costs of Bank's in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity. With regard to any expenses or fees expended or incurred by Bank resulting from any actions under Section 4.2, Borrower shall be liable for no more than $3,000 annually.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that no Borrower may assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents; provided that the amount of commitments and loans of the Bank being assigned shall in no event be less than the lesser of (i) $3,000,000 or (ii) the entire amount of the commitment and loans of Bank. In case of an assignment authorized under this subsection 7.4, the assignee shall have, to the extent of such assignment, the same rights, benefits, and obligations as it would have if it were the Bank. Bank may sell participations in all or any part of any loans made by it to Borrowers; provided, however, that, Borrowers shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement; provided, further, that all amounts payable by Borrower's hereunder shall be calculated as if Bank had not sold such participation and the holder of any such participation shall not be entitled to require Bank to take or omit to take any action hereunder; provided, further, that the amount of loans of Bank being participated shall in no event be less than the lesser of (a) $3,000,000 or (b) the entire amount of loans of Bank. Bank shall not, as between Borrower and Bank, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer, or negotiation of, or granting of participation in, all or any part of the Loan, the Notes, or other obligations owed to Bank. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, any Borrower or its business, or any collateral required hereunder, with prior written notice to Borrower.

     SECTION 7.5. AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     SECTION 7.11. SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by Bank or any other person to any Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrowers nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrowers; and (iv) the provisions of each of the Loan Documents, and any other communication to any Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents; including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents.

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Bank for the purpose of determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

     SECTION 7.12. RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default except Section 6.1(d), (a) each Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Bank shall have declared the Credits to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, any Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to any Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Each Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrowers to Bank under the Loan Documents.

     SECTION 7.13. BUSINESS PURPOSE. Each Borrower represents and warrants that the Credits are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

     SECTION 7.14.  JOINT AND SEVERAL LIABILITY.

     (a) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrowers, the availability of the commitments provided herein benefits all Borrowers, and advances and other credit extensions made hereunder will inure to the benefit of Borrowers individually and as a group.

     (b) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation that may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

     (c) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Credits and all modifications, extensions and renewals thereof, including without limitation all advances disbursed to any Borrower under the Credits, all interest which accrues thereon and all fees, costs and expenses chargeable to Borrowers or any of them in connection therewith.

     (d) The liability of each Borrower for the Credits shall be reinstated and revived and the rights Of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any of the Credits is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

     (e) Each Borrower authorizes Bank, and without affecting such Borrower's liability for the Credits, from time to time to: (i) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the liabilities and obligations of any other Borrower to Bank on account of any of the Credits; (ii) take and hold security from any other Borrower for the payment of any of the Credits, and exchange, enforce, waive, subordinate or release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (iv) release or substitute any one or more of the endorsers or any guarantors of any of the Credits, or any other party obligated thereon; and (e) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than the Credits.

     (f) Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from all other Borrowers on a continuing basis financial and other information pertaining to such Borrowers' financial condition, and each Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower that is acquired by Bank in any manner.

     (e) Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) take any action or pursue any other remedy in Bank's power; or (iv) make any presentment or demand for performance, or give any notices of any kind, including without limitation, any notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any obligations or evidences of Credits held by Bank as security for or which constitute in whole or in part the Credits guaranteed hereunder, or in connection with the creation of new or additional Credits.

     (f) Each Borrower waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Credits of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a trust, corporation, partnership or other type of entity, or any defect in the formation of any such Borrower;
(iv) the application by any of the Borrowers of the proceeds of any Credits for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Credits by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in any security for the Credits or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Credits, in any form whatsoever, including any modification made after revocation hereof to any Credits incurred prior to such revocation, and including without limitation the renewal extension, acceleration or other change in time for payment of, or other change in the terms of, the Credits or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Credits shall have been paid in full, no Borrower shall have any right of subrogation, and each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Each Borrower further waives all rights and defenses such Borrower may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Credits, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (B) any loss of rights Borrower may suffer by reason of any rights, powers or remedies of any of other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness, whether by operation of law or otherwise, including any rights Borrower may have to a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Credits.

     (g) Each Borrower further waives (i) each and every right to which it may be entitled by virtue of any suretyship law, including without limitation, any rights arising pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time, and (ii) without limiting any of the waivers set forth herein, any other fact or event that, in the absence of this provision, would or might constitute or afford a legal or equitable discharge or release of or defense to such Borrower.

     (h) If any of the waivers herein is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

     (i) It is the position of the Borrowers that each Borrower benefits from the Credits that have been made available by Bank under this Agreement and from each extension of credit thereunder, regardless of whether such credit is disbursed to a joint account of Borrowers or to or for the account of any Borrower.

     SECTION 7.15.  ARBITRATION.

     (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan

Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary Proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration Proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses) By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

NOTICE:   THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS
CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                        WELLS FARGO BANK (TEXAS),
                                        NATIONAL ASSOCIATION

PRECEPT INVESTORS, INC.

By: /s/ Scott B. Walker                 By: /s/ Brent Bertram
   ------------------------------          -------------------------------
Title: Chief Financial Officer          Title:  Banking Officer
      ---------------------------             ----------------------------

WINGTIP COURIERS, INC.        PRECEPT BUSINESS PRODUCTS, INC.

By: /s/ Scott B. Walker                 By: /s/ Scott B. Walker
   ------------------------------          -------------------------------
Title: Chief Financial Officer          Title: Chief Financial Officer
      ---------------------------             ----------------------------

LSL ACQUISITION CORPORATION

By: /s/ Scott B. Walker
   ------------------------------
Title: Chief Financial Officer
      ---------------------------

                                     Exhibit "A"
                            REVOLVING LINE OF CREDIT NOTE

$10,000,000.00
                                                                   Dallas, Texas
                                                                    July 1, 1997

     FOR VALUE RECEIVED, the undersigned PRECEPT INVESTORS, INC., PRECEPT BUSINESS PRODUCTS, INC., LSL ACQUISITION CORPORATION, AND WINGTIP COURIERS, INC. (collectively, the "Borrowers") each promises to pay to the order of WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank") at its office at 1445 Ross Avenue, Suite 300, Dallas, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2) or three (3) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than one hundred thousand Dollars ($100,000); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                        BASE LIBOR
     LIBOR =  -------------------------------
              100% - LIBOR Reserve Percentage

     (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

     (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) at the lesser of (i) either (A) a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (B) a fixed rate per annum determined by Bank to be equal to the LIBOR Margin above LIBOR in effect on the first day of the applicable Fixed Rate Term, or (ii) the Maximum Rate. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to

LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and
(B) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c)  ADDITIONAL LIBOR PROVISIONS.

     (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in

Law") shall make it unlawful for Bank (A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

   (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (C)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the first day of each month, commencing August 1, 1997.

     (e) DETERMINATION OF LIBOR MARGIN. The "LIBOR Margin" shall be determined as of the first day of each month according to the following grid:

        SENIOR FUNDED DEBT TO                               LIBOR
             EBITDA RATIO                                   MARGIN

LESS THAN     2.00  to  1.00                                 1.75%

GREATER THAN
OR EQUAL TO   2.00  to  1.00 and LESS THAN 3.00 to 1.00      2.25%

GREATER THAN
OR EQUAL TO   3.00  to  1.00                                 2.50%

     The Bank shall make such determination based on the financial information submitted by the Borrower to the Bank for the calendar month preceding each month. Each change in the rate of interest under this Note based on a change in the Applicable Prime Rate Margin or LIBOR Margin shall be effective on the first day of the next calendar month.

     From the date hereof until August 1, 1997, the LIBOR Margin shall be two and one-half percent (2.50%)

     As used herein, "Senior Funded Debt to EBITDA Ratio" shall mean the ratio of "Senior Funded Debt" to "EBITDA", with "Senior Funded Debt" defined as total funded unsubordinated indebtedness, according to GAAP and including capital leases, of Borrowers, and "EBITDA" defined as (a) net income, after income taxes, determined in conformity with GAAP; plus (b) income taxes deducted in determining net income; plus (c) interest expense deducted in determining net income; plus (d) amortization and depreciation expenses deducted in determining net income; plus (e) other non-cash charges (excluding accruals in the normal course of business), deducted in determining net income.

     BORROWING AND REPAYMENT:

     (a) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30, 2000.

     (b) ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) Scott Walker or Stuart Walker, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

     (a) PRIME RATE. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of one hundred thousand Dollars ($100,000); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

     (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

    (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

   (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 1, 1997, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) REMEDIES. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

     (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control;
(ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank.
The terms of this paragraph shall be deemed to be incorporated into each Related Document.

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Bank for the purpose of determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

     (e) RIGHT OF SETOFF: DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default except under Section 6.1(d), (i) Borrower hereby authorizes Bank, at any time and from time to time, without prior notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Bank agrees to provide notice to Borrower of any action taken by Bank under this paragraph (e) within 3 business days. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

     (f) BUSINESS PURPOSE. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

     (g) CERTAIN TRI-PARTY ACCOUNTS. Borrower and Bank agree that Tex. Rev. Civ. Stat. Ann. Art. 5056, ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

NOTICE:   THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS
EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

PRECEPT INVESTORS, INC.

By:
   ----------------------------------
Title:
      -------------------------------

WINGTIP COURIERS, INC.                   PRECEPT BUSINESS PRODUCTS, INC.

By:                                      By:
   ----------------------------------       ----------------------------------
Title:                                   Title:
      -------------------------------          -------------------------------

LSL ACQUISITION CORPORATION

By:
   ----------------------------------
Title:
      -------------------------------

                        REVOLVING LINE OF CREDIT NOTE


$10,000,000.00                                                    Dallas, Texas
                                                                   July 1, 1997

     FOR VALUE RECEIVED, the undersigned PRECEPT INVESTORS, INC., PRECEPT BUSINESS.PRODUCTS, INC., LSL ACQUISITION CORPORATION, AND WINGTIP COURIERS, INC. (collectively, the "Borrowers") each promises to pay to the order of WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank") at its office at 1445 Ross Avenue, Suite 300, Dallas, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2) or three (3) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than one hundred thousand Dollars ($100,000); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

     LIBOR =             BASE LIBOR
              -------------------------------
              100% - LIBOR Reserve Percentage

     (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

     (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) at the lesser of (i) either (A) a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (B) a fixed rate per annum determined by Bank to be equal to the LIBOR Margin above LIBOR in effect on the first day of the applicable Fixed Rate Term, or (ii) the Maximum Rate. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to

LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each
LIBOR selection, (A) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and
(B) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c)  ADDITIONAL LIBOR PROVISIONS.

     (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in

Law") shall make it unlawful for Bank (A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancel led, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

   (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (C)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the first day of each month, commencing August 1, 1997.

     (e) DETERMINATION OF LIBOR MARGIN. The "LIBOR Margin" shall be determined as of the first day of each month according to the following grid:

               SENIOR FUNDED DEBT TO                              LIBOR
                   EBITDA RATIO                                   MARGIN

LESS THAN  2.00 to 1.00                                            1.75%
GREATER THAN OR EQUAL TO 2.00 to 1.00 and LESS THAN 3.00 to 1.00   2.25%
GREATER THAN OR EQUAL TO 3.00 to 1.00                              2.50%

     The Bank shall make such determination based on the financial information submitted by the Borrower to the Bank for the calendar month preceding each month. Each change in the rate of interest under this Note based on a change in the Applicable Prime Rate Margin or LIBOR Margin shall be effective on the first day of the next calendar month.

     From the date hereof until August 1, 1997, the LIBOR Margin shall be two and one-half percent (2.50%)

     As used herein, "Senior Funded Debt to EBITDA Ratio" shall mean the ratio of "Senior Funded Debt" to "EBITDA", with "Senior Funded Debt" defined as total funded unsubordinated indebtedness, according to GAAP and including capital leases, of Borrowers, and "EBITDA" defined as (a) net income, after income taxes, determined in conformity with GAAP; plus (b) income taxes deducted in determining net income; plus (c) interest expense deducted in determining net income; plus (d) amortization and depreciation expenses deducted in determining net income; plus (e) other non-cash charges (excluding accruals in the normal course of business), deducted in determining net income.

BORROWING AND REPAYMENT:

          (a) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30, 2000.

     (b) ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i)Scott Walker or Stuart Walker, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

     (a) PRIME RATE. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of one hundred thousand Dollars ($100,000); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

      (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

     (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

    (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 1, 1997, as amended from time to time (the "Credit Agreement") . Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) REMEDIES. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b)  OBLIGATIONS JOINT AND SEVERAL.     Should more than one person or
entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

     (d)  SAVINGS CLAUSE.     It is the intention of the parties to comply
strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in-this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate") . If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control;
(ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank.
The terms of this paragraph shall be deemed to be incorporated into each Related Document.

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Bank for the purpose of determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

     (e) RIGHT OF SETOFF: DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default except under Section 6.1 (d), (i) Borrower hereby authorizes Bank, at any time and from time to time, without prior notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in. the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Bank agrees to provide notice to Borrower of any action taken by Bank under this paragraph (e) within 3 business days. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

     (f)  BUSINESS PURPOSE.   Borrower represents and warrants that all loans
evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

     (g)  CERTAIN TRI-PARTY ACCOUNTS.   Borrower and Bank agree that Tex.
Rev. Civ. Stat. Ann. Art. 5056, ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

NOTICE:   THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS
EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

PRECEPT INVESTORS,
By: /s/ ILLEGIBLE
    ---------------------------
Title: CFO
      -------------------------

WINGTIP COURIERS,                        PRECEPT BUSINESS PRODUCTS,INC.
By: /s/ ILLEGIBLE                        By: /s/ ILLEGIBLE
    ---------------------------              -----------------------------
Title: CFO                               Title: CFO
       ------------------------                 --------------------------

LSL ACQUISITION CORPORATION
By:  /s/ ILLEGIBLE
    ---------------------------
Title: CFO
      -------------------------